Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-203798 and No. 333-203799) and Forms S‑8 (No. 333-195268 and No. 333-203874) of Farmland Partners Inc. of our report  dated March 15, 2016 relating to the financial statements and financial statement schedule, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Denver, CO
February 23, 2017